U.S. WIRELESS CORPORATION
                          2303 Camino Ramon, Suite 200
                               San Ramon CA 94583

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on March 2, 2000

To the Shareholders of: U.S. WIRELESS CORPORATION

NOTICE IS HEREBY GIVEN that an annual meeting of Shareholders of U.S. WIRELESS CORPORATION (the "Company") will be held at the Rihga Royal Hotel New York, 151 West 54th Street, New York, New York, on March 2, at 9:00 a.m. Eastern Standard Time, for the following purposes:

     1. To elect four (4) Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and

     2. To transact such other business as properly may be brought before the meeting or an adjournment thereof.

The close of business on January 4, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors


                                                     David S. Klarman, Secretary

Dated: February 10, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            U.S. WIRELESS CORPORATION
                          2303 Camino Ramon, Suite 200
                               San Ramon CA 94583

                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                           To Be Held on March 2, 2000

This proxy statement and the accompanying form of proxy were mailed on February 10, 2000 to the stockholders of record as of January 4, 2000 of U.S. Wireless Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on March 2, 2000 and at any adjournment thereof.

                SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES


Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the election of four (4) persons nominated by the Board of Directors as directors.


Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Company, either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock present, in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

The Company's Annual Report for the fiscal year ended March 31, 1999 including audited financial statements is annexed hereto. The Company's quarterly report on form 10-QSB for the quarter ended September 30, 1999, accompanies this proxy statement.

The principal executive offices of the Company are located at 2303 Camino Ramon, Suite 200, San Ramon CA 94583; the Company's telephone number is (925) 327-6200.

Independent Public Accountants

The Board of Directors of the Company has not selected its independent accountants for the Company for the fiscal year ending March 31, 2000. Shareholders shall not be asked to approve such selection when made because such approval is not required. The audit services provided by the Company's auditors consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The Company's current auditors are Haskell & White LLP, Certified Public Accountants, who audited the Company's financial statements for the years ended March 31, 1997, 1998 & 1999.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the meeting are the shares of Common Stock, par value $.01 per share of the Company. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on January 4, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. At that date, 14,414,776 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

The following table sets forth information as of January 4, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group.


    Name and  Address                             Number and Nature of Shares           Percentage of Outstanding
    Of Beneficial Owner                           Beneficially Owned (1)                Shares Beneficially Owned
                                                                                        (2)(3)

    Dr. Oliver Hilsenrath
    c/o U.S. Wireless Corporation                             5,356,304 (4)                        34%
    2303 Camino Ramon, Suite 200
    San Ramon, CA 94583

    Barry West
    c/o U.S. Wireless Corporation                             53,333 (5)                            *
    2303 Camino Ramon, Suite 200
    San Ramon, CA 94583

    Irwin Gross
    c/o U.S. Wireless Corporation                             226,333 (5)(6)                        *
    2303 Camino Ramon, Suite 200
    San Ramon, CA 94583

    Dennis Francis
    c/o U.S. Wireless Corporation                              86,667 (7)                           *
    2303 Camino Ramon, Suite 200
    San Ramon, CA 94583

    Louis Golm
    c/o U.S. Wireless Corporation
    2303 Camino Ramon, Suite 200
    San Ramon, CA 94583                                          *(8)                                *

    Janvrin Holdings Limited (9)
    Jardine House                                               753,600                             5%
    1 Wesley Street
    St. Helier, Jersey JE4 8UD

    Officers and Directors as a group
    (6 persons) (3)-(8)                                       6,256,237                           38%

* Less then 1%.

(1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or group.

(2) The "Percentage of Outstanding Shares Beneficially Owned" is calculated by dividing the "Number and Nature of Shares Beneficially Owned" by the sum of
     (i) the total outstanding shares of Common Stock of the Company, and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants. The "Percentage of Outstanding Shares Beneficially Owned" does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of the person, to acquire them within 60 days, whether by exercise of options or warrants.

(3) Does not include (i) the shares of Common Stock issuable upon the conversion of the shares of the 70,000 shares of Series A Preferred stock or the shares of Series A Preferred Stock issuable in accordance with the dividend on said shares or the shares of Common Stock into which those dividend shares may be convertible, (ii) the shares of Common Stock issuable upon conversion of the 60,000 shares of the Series B Preferred Stock, or (iii) of any shares of Common Stock issuable underlying any outstanding warrants or options issued by the Company.

(footnotes continued from previous page)
(4) All shares are held in corporate names for the benefit of the Hilsenrath family. Includes 1,500,000 shares of Common Stock, issuable upon the exercise of a vested option granted pursuant to Dr. Hilsenrath's employment agreement and shares issued in connection with the Labyrinth merger, of which 793,152 are not vested and subject to a vesting schedule. See "Certain Relations and Related Transactions - Merger of Labyrinth."

(5) Includes 33,333 shares issuable upon the exercise of the portion of option currently vested and exercisable, which accounts for 1/3 of the shares underlying the option granted. The option vests at 1/3 intervals per year.

(6) Does not include (i) 3,000,000 shares issuable upon the conversion of 30,000 shares of Series B Preferred Stock purchased by Global Technologies, Inc., a company of which Mr. Gross is the Chief Executive Officer and Chairman of the Board, and which Mr. Gross disclaims beneficial ownership and (ii) 32,000 shares held in trust for the benefit of Mr. Gross' children, which Mr. Gross disclaims beneficial ownership. Includes 50,000 shares underlying an option granted to Ocean Castle Partners, LLC, of which Irv Gross is the Managing Member and sole shareholder. See "Certain Relationships and Related Transactions."

(7) Includes 66,666 shares issuable upon the excuse of the portion of options currently vested and exercisable, equal to 2/3 of the shares underlying the option granted. The options vest at 1/3 intervals per year.

(8) Does not include an option to purchase 50,000 shares of Common Stock vesting at the rate of 1/3 per year during Mr. Golm's term as a member of the Board of Directors.

(9) Includes 367,200 shares subject to a vesting schedule in connection with the Labyrinth merger. See "Certain Relations and Related Transactions - Merger of Labyrinth."


Certain Reports

No person, who during the fiscal year ended March 31, 1999 was a Director, Officer, or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person"), failed to file on a timely basis reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Company of (i) Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act; (ii) Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year; and (iii) any representation received by the Company from any reporting person that no Form 5 is required, except as described herein.

         It is expected that the following will be considered at the meeting and that action will be taken thereon:

                            I. ELECTION OF DIRECTORS

         The Board of Directors currently consists of five members, of which four members are elected by the holders of Common Stock and one member by holders of the Company's Series B Preferred Stock, for a term of one year or until their successors are duly elected and qualified.

         An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect four of the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth, as of February 2, 2000, the four nominees for election as Directors of the Company and the fifth director, which has been elected by the holders of the Series B Preferred Stock:

                                    Position with Company;                     Director
Name                                Principal Occupation and Age                Since

Dr. Oliver Hilsenrath1,2            President, CEO and Director; 42             1996

Barry West1                         Director; 54                                1998

Dennis Francis1,2                   Director, 48                                1997

Irwin Gross2,3                      Director, 56                                1999

Louis Golm2                         Director, 58                                2000

-----------------------------------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee.
(3)   Elected by the holders of Series B Preferred Stock.

     The Directors of the Company are elected annually by the stockholders, and the Officers of the Company are appointed annually by the Board of Directors. Each Director and Officer will hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

     Dr. Oliver Hilsenrath has served as President, Chief Executive Officer and Director of the Company since July 31, 1996. Since its inception, Dr. Hilsenrath was a co-founder and served from 1992 through 1996 as Senior Vice President of Technology of Geotek Communications, Inc. Prior to that, Dr. Hilsenrath served as Chief Engineer of the secure communications division of RAFAEL, Israel. Dr. Hilsenrath received his Ph.D. in information theory from Technion - Polytechnical Institute of Israel and has worked in the wireless communications industry for 20 years.

     Barry West has served as a Director of the Company since May 1998. Since March 1996, Mr. West has served as Vice President and Chief Technology Officer of Nextel Communications, Inc. Prior to that, Mr. West served in various senior positions with British Telecom for more than thirty-five years, most recently as Director of Value-Added Services and Corporate Marketing at Cellnet, a cellular communications subsidiary of British Telecom.

     Dennis  Francis  was  elected  to the  Company's  Board in  December  1997.
Previously, from December 1996, he served as a consultant to the Company, providing technical support services. Mr. Francis currently serves as Vice President - New Wireless Technical Support with AT&T. He has also has served for over five years as Executive Vice President and Chief Technology Officer of Vanguard Cellular Systems, Inc., a cellular communications service provider. Mr. Francis is the current chairman of the Nortel Technology Officers Council and has served on the Chief Technology Officers Council of the Cellular Telecommunications Industry Association for four years. Mr. Francis graduated from the University of Texas at Arlington, Texas with a B.S. in Industrial Engineering.

     Irwin Gross was elected on April 6, 1999 by unanimous written consent of the stockholders of the Company's Series B Preferred Stock to be the Company's Series B Preferred Stock elected Director. Mr. Gross has served as Chief Executive Officer and Chairman of the Board of Directors of Global Technologies, Inc. (formerly Interactive Flight Technologies, Inc.) since September 1998. He was the founder and had been a director of ICC Technologies, Inc, which designs innovative climate control systems, from May 1984 until July 1998. In 1998 ICC Technologies merged with Rare Medium Inc., an internet services company. In 1998, he also founded Ocean Castle Partners, LLC, of which he is now the Managing Member. Mr. Gross is currently the Chairman of the Board of The Network Connection and a member of the Board of Orbit R/F. In addition, Mr. Gross had served as the Chief Executive Officer of ICC from February 1994 to February 1998. Mr. Gross also serves on the board of directors of several charitable organizations. Mr. Gross has a Bachelor of Science degree in Accounting from Temple University and a Juris Doctorate from Villanova University.

Louis Golm was appointed to the Company's Board in January 2000 to fill the seat vacated by the retirement of David Tamir. Mr. Golm also serves as member of the board of Digital Link Corporation as well as Vice Chairman of the board of Clariti Telecommunications. From 1997 to 1999 Mr. Golm served as President of AirTouch International, where he was responsible for creating and initiating a new satellite-based wireless capability in North America, Globalstar. Previous to this, he served for three years as President and Chief Executive Officer of AT&T-Japan. Other positions held within AT&T include Vice President of Business Network Sales for AT&T Business Communications Services (1991 - 1994) and Vice President for the Eastern Sales Region of AT&T Business Sales Division (1988 -
1990). Mr. Golm graduated from the University of Denver with a Bachelor of Science in Business Administration. He also has a Masters of Business Administration from the University of Denver as well as a Masters of Science in Management from The Massachusetts Institute of Technology.

All Directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by the remaining Directors. Officers are appointed annually by, and serve at the discretion of, the Board of Directors. Prior to this annual meeting, David Tamir resigned from the Board. Acting to fill the vacant Board seat in accordance with Section 1 of Article XI of the Company's Bylaws and in accordance with Section 223 of the Delaware Corporation Law, the Board appointed Mr. Louis Golm to replace David Tamir.

As permitted under Delaware Corporation Law, the Company's certificate of incorporation eliminates the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's certificate of incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation. In addition, the Company has executed indemnification agreements with all officers and directors providing indemnification to the fullest extent of the law.

Board Meetings, Committees, and Compensation

During the fiscal year ended March 31, 1999, there were 4 meetings of the Board of Directors, which were held by telephonic conference. Action was taken on 7 occasions by unanimous written consents of the Board of Directors, which consents were obtained in lieu of meetings. The Company does not pay its Directors for attendance at meetings of the Board of Directors.

The Board of Directors recommends that you vote "FOR" the nominees for Directors.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, or paid by the Company during the year ended March 31, 1999, 1998, and 1997 to each of the named Executive Officers of the Company.

                           Summary Compensation Table

                                                        Annual Compensation

                  (a)                       (b)               (c)                (d)              (e)              (f)
          Name and Principal               Year           Salary ($)          Bonus ($)       Options/ SARS    Other Annual
                                                                                                               Compensation

               Position

Dr. Oliver Hilsenrath                        1999          160,000                 -                -           $1,620(1)
President and
Chief Executive Officer
                                             1998          160,000                 -                -           $1,620(1)
                                             1997          106,667(2)              -         1,500,000(3)       $5,572(4)

David Klarman                                1999          120,000                 -                -               -
Vice President,
General Counsel and Secretary
                                             1998          120,000                 -           100,000              -
                                             1997                                  -           150,000              -

Ravi Rajapakse                               1999          130,000                 -                -               -
Vice President
of Software Design
                                             1998          100,000                 -                -               -
                                             1997           30,000 (2)             -           100,000(5)           -


     (1) Represents the payment of $1,620 per annum for a life insurance and disability policy for the benefit of Dr. Hilsenrath's beneficiaries. See "Employmnet and Consulting Agreements".

     (2) Reflects the portion of the year worked.

     (3) Pursuant to his employment agreement, Dr. Hilsenrath received an option to purchase 1,500,000 shares of Common Stock. See "Employment and Consulting Agreements."

(footnotes continued from previous page)

     (4) Includes (i) the payment of $509 per month for automobile allowance and
(ii) the payment of approximately $1,500 for a life insurance and disability policy for the benefit of Dr. Hilsenrath's beneficiaries. See "Employment and Consulting Agreements."

     (5) Pursuant to their employment agreements, Mr. Klarman and Mr. Rajapakse received options to purchase 100,000, 150,000, respectively, shares of Common Stock, vesting over the term of their initial employment agreements, 1/3 each year. See "Employment and Consulting Agreements."


               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


(a)                             (b)                 (c)                  (d)                    (e)
                                                                                                Value of
                                                                         Number of              Unexercised
                                                                         Unexercised            In-The-Money Options/SARs
                                                                         Options/SARs           at FY-End ($)
                                Shares Acquired on                       FY-End (#)             Exercisable/
                                Exercise (#)        Value Realized ($)   Exercisable/           Unexercisable (1)
Name                                                                     Unexercisable
Dr. Oliver Hilsenrath                 -                     -            1,500,000/0                       0/0

David Klarman                         -                     -              200,000/0                       0/0

Ravi Rajapakse                        -                     -            66,666/33,334                     0/0

     (1) Based upon the closing price for the Common Stock on March 31, 1999 ($1.68), as reported the Nasdaq Stock Market.

Employment and Consulting Agreements

Employment Agreements

In April 1997, the Company amended the five-year employment agreement it entered into originally with Dr. Hilsenrath in July 1996. The agreement, as amended, provides for an annual salary of $160,000 and increases of 15% per annum for each year remaining in the original five-year term. Upon execution, the Company granted Dr. Hilsenrath an option to purchase 1,500,000 shares of Common Stock at an exercise price of $2.00 per share. The Company provides Dr. Hilsenrath with an automobile allowance. In addition, the Company shall maintain during the full term hereof and at its sole cost and expense, a life insurance policy on Dr. Hilsenrath in the face amount of $1,000,000 payable to his designee. This policy also includes provisions for the payment of up to 18 months of salary to Dr. Hilsenrath in the event that he is disabled. Upon the conclusion of this agreement, all right, title and interest in the policy shall be transferred to Dr. Hilsenrath, and he shall be responsible for any premiums due after such transfer. The agreement restricts Dr. Hilsenrath from competing with the Company for a period of two years after the termination of his employment. The agreement provides for severance compensation to be paid to Dr. Hilsenrath if his employment with the Company is terminated or if there is a decrease in his responsibilities or duties following a change in control of the Company. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to Dr. Hilsenrath during the preceding calendar year. In the event the Company wishes to obtain Key Man life insurance on the life of Dr. Hilsenrath, he agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and in promptly submitting to such physical examinations and furnishing such information as any proposed insurance carrier may request.

In August 1999, the Company entered into a three year employment agreement with David S. Klarman, the Company's Vice President and General Counsel. Pursuant to the Agreement, Mr. Klarman receives a salary of $140,000 per annum, was granted an option to purchase 75,000 shares of Common Stock at an exercise price of $2.75 per share, subject to a three year vesting schedule. The employment agreement provides that Mr. Klarman will be Vice President, General Counsel and Secretary of the Company. The agreement provides for severance compensation to be paid to Mr. Klarman if his employment with the Company is terminated or if there is a decrease in his responsibilities or duties following a change in control of the Company.

In January 1997, Ravi Rajapaske entered into a three-year employment agreement with Labyrinth. The agreement was amended in January 1998, in accordance with the merger of Labyrinth with and into the Company, pursuant to which the agreement was assigned to the Company and Mr. Rajapakse became Vice President of Software Design. Mr. Rajapakse receives a salary of $130,000 per annum, and was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.15 per share, as adjusted, subject to a three year vesting schedule. The amended employment agreement provides for the exchange of his 20,000 restricted shares of Labyrinth's common stock for 183,600 shares of the Company's Common Stock, subject to a vesting schedule. Additionally, the amended agreement provides for the extension of the agreement on a yearly basis until all the shares have vested. See "Certain Relationships and Related Transactions
- Merger of Labyrinth"

In January 2000, the Company entered into a three-year employment agreement with Jan Klein. Pursuant to the Agreement, Mr. Klein receives a salary of $135,000 per annum and was granted an option to purchase 125,000 shares of Common Stock, of which the exercise price for 100,000 shares is $2.75 per share and the exercise price for 25,000 shares is $11.20 per share, of which 25,000 are vested and 100,000 are subject to a three-year vesting schedule. The employment agreement provides that Mr. Klein will be the Vice President - Business and Market Development of the Company. The agreement provides for severance compensation to be paid to Mr. Klein if his employment with the Company is terminated or if there is a decrease in his responsibilities or duties following a change in control of the Company. Mr. Klein formerly worked with the Company as a consultant with DaVinci Solutions, LLC, of which he is a member. The options that were previously granted to DaVinci Solutions, LLC in exchange for services have been assigned, amended and incorporated into Mr. Klein's employment and option agreements with the Company.

In January 2000, the Company entered in to an Employment and Consulting Agreement with Dr. Faris Al-Salihi and Dr. Al-Salihi's consulting firm Watco LLC, wherein Watco LLC shall provide network design services and Dr. Al-Salihi shall assume the position of the Company's Vice President - Network Design. Pursuant to the terms of the Employment and Consulting Agreement, Watco shall receive the following compensation: (i) for a period of six months Watco shall receive fees based upon actual out-of-pocket costs, and additional 20% of said costs for overhead and (ii) thereafter, Watco shall receive fees based upon competitive market rates, as negotiated between the Company and Watco. Pursuant to the terms of the Employment and Consulting Agreement, Dr. Al-Salihi shall receive an option to purchase 50,000 shares of the Company's Common Stock, at an exercise price of $7.50, vesting in equal annual denominations over three years, during the term of employment.

Consulting Agreements

The Company has engaged various consultants to provide expertise in specific areas of services required by the Company. Presently, the Company has engaged consultants to provide services and expertise in various areas including, investor relations, public relations, business development, and marketing. Compensation for these services includes retainer fees, with some consultants receiving stock options, which vest according to time and/or the attainment of certain goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 1999, the Company granted an option to Ocean Castle Partners, LLC in exchange for consulting and financial advisory services. Ocean Castle Partners, LLC is wholly-owned by Irv Gross, who also serves as its Managing Member. In exchange for these services the Company granted Ocean Castle Partners, LLC an option to purchase 50,000 shares of Common Stock at any time until March 31, 2002 for $2.50 per share.

1999 Private Placement

In April 1999, the Company commenced a private placement offering of its securities, in which it sold 60,000 shares of the Company's Series B Preferred Stock, of which 30,000 shares were sold to Global Technologies, Inc. (formally Interactive Flight Technologies, Inc.), a company in which Irwin Gross is the Chief Executive Officer and Chairman of the Board. The holders of the 60,000 shares of the Series B Preferred Stock have the right to elect one member to the Company's board of director. The Series B Preferred Stockholders elected Irwin Gross as their appointee.

In addition, the Company sold an aggregate of 405,000 shares of Common Stock at $1.00 per share to its officers, directors and employees, which is equal to the conversion price of the shares of Series B Preferred Stock.

Mantra Technologies, Inc. Restructuring

In February 1999, the board of the Company approved the recapitalization and restructuring of Mantra Technologies, Inc. including the issuance of an aggregate of 33% of the outstanding shares of Mantra to its management team, subject to a vesting schedule.

Merger of Labyrinth

In March 1998, the Company consummated the merger of its 51% owned subsidiary, Labyrinth Communication Technologies Group, Inc. ("Labyrinth"), into the Company. In December 1997, the stockholders of the Company approved a proposal to acquire the remaining 49% of Labyrinth in exchange for an aggregate of 4,498,200 shares of the Company's Common Stock, subject to a vesting schedule, as follows: (i) 20% of the shares issued shall vest one year from issuance; (ii) an additional 40% shall vest upon the successful completion and operation of the RadioCamera in its first major market; and (iii) the remaining 40% shall vest when the Company reaches sales of $15,000,000. In addition to the above vesting schedule, the management of Labyrinth is subject to an additional vesting schedule, in accordance with their employment contracts, whereby the shares underlying (i)-(iii) above vest at the rate of 1/3 each year. As of the date hereof the first two milestones have been met.


 See  "Executive   Compensation-Employment  and  Consulting  Agreements"  for  a
discussion of the compensation arrangements the Company has with its Executive Officers and consultants.


                              FINANCIAL INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1999 WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST THEREFOR SENT TO DAVID S. KLARMAN, SECRETARY, U.S. WIRELESS CORPORATION, 2303 CAMINO RAMON, SUITE 200, SAN RAMON CA 94583. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF JANUARY 4, 2000, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

                               II. OTHER BUSINESS

As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein set forth. If any other matter is properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Shareholder Proposals

Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company on or prior to November 2, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2000 Annual Meeting of Shareholders.

                                             By Order of the Board of Directors,


                                                                David S. Klarman
                                                                       Secretary

February 10, 2000


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB
                                   (Mark One)

           [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1999

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             For the transition period from __________ to __________

                         Commission File Number: 0-24742

                            U.S. WIRELESS CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)

                  Delaware                                                            13-3704059
                  --------                                                            ----------
         (State of Incorporation)                                       (I.R.S. Employer Identification No.)

            2303 Camino Ramon, Suite 200, San Ramon, California 94583
                    (Address of Principal Executive Offices)

                                 (925) 327-6200
                (Issuer's Telephone Number, Including Area Code)

                                       N/A
              (Former Name, Former Address and Former Fiscal Year,
                          If Changed Since Last Report)

     Check whether the issuer (1) filed all documents and reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes
[X] No [ ]


                      APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: Common Stock, par value $.01 per share, 14,175,481 shares outstanding as of September 30, 1999.

U.S. WIRELESS CORPORATION AND SUBSIDIARY

                                    CONTENTS

                                      Page

                                                                                                                     Number

PART I -          FINANCIAL INFORMATION

         ITEM I - FINANCIAL STATEMENTS
                  Consolidated balance sheets as of September 30, 1999 (unaudited)
                       and March 31, 1999                                                                               2

                  Consolidated statements of operations (unaudited) for the three and six months
                       ended September 30, 1999 and September 30, 1998                                                  3

                  Consolidated statements of cash flows (unaudited) for the six months
                       ended September 30, 1999 and September 30, 1998                                                  4

                  Notes to financial statements                                                                       5-7

         ITEM II - MANANGEMENT'S DISCUSSION AND ANALYSIS OF

                        FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                                 8-9

PART II -         OTHER INFORMATION                                                                                    10


SIGNATURE                                                                                                              11


                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                   As of September 30, 1999 and March 31, 1999

                                                                                                 Sept. 30,            March 31,
                                                                                                   1999                 1999
                                                                                             ------------------     --------------
                                                                                                (Unaudited)           (Note 1)
                                     ASSETS

CURRENT ASSETS:

Cash and cash equivalents                                                                         $ 8,200,125         $5,788,288
Stock subscription                                                                                          -          2,300,000
Due from affiliate                                                                                    101,419               -
Investment in joint venture                                                                            58,630             58,630
Investment in affiliate                                                                               146,125               -
Other current assets                                                                                        -               -
                                                                                              -----------------     --------------

Total Current Assets                                                                                8,506,299          8,149,241
                                                                                              -----------------     --------------

EQUIPMENT, IMPROVEMENTS AND FIXTURES, net of accumulated
   depreciation and amortization (Note 3)                                                             368,754            381,617
                                                                                              -----------------     --------------

OTHER ASSETS
  Security deposits                                                                                     25,035            25,035
                                                                                              -----------------     --------------
         Total other assets                                                                            25,035            25,035
                                                                                              -----------------     --------------
          Total assets                                                                            $8,900,088         $8,555,893
                                                                                                   =========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued expenses                                                                $343,987          $335,543
Obligations under capital leases, current                                                              28,177            34,486
                                                                                               ----------------     --------------
          Total current liabilities                                                                   372,164           370,029

Obligations under capital leases, noncurrent                                                            4,632             4,632
                                                                                               ----------------     --------------

          Total liabilities                                                                           376,796           374,661
                                                                                               ----------------     --------------

MINORITY INTEREST IN SUBSIDIARY                                                                            -             76,434
                                                                                               ----------------     --------------

STOCKHOLDERS' EQUITY:
Series A preferred stock convertible, $.01 par value, 300,000 shares authorized;
70,000 shares issued and outstanding at September 30, 1999 and March 31, 1999
                                                                                                         700                 700

Series B preferred stock, $.01 par value, 60,000 and 50,000 shares authorized and issued
and outstanding respectively at September 30, 1999 and March 31, 1999                                    600                 500

Common stock, $.01 par value, 40,000,000 shares authorized; issued and outstanding at
September 30, 1999 14,175,481 shares and at March 31, 1999, 13,556,188                               141,756             135,563

Additional paid-in capital                                                                         34,296,854         32,504,598
Unearned Compensation                                                                                    -              (244,958)

Accumulated deficit                                                                               (25,916,618)       (24,291,605)
                                                                                               ----------------     --------------

          TOTAL STOCKHOLDERS' EQUITY                                                                8,523,292          8,104,798
                                                                                               ----------------     --------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $8,900,088         $8,555,893
                                                                                               ================     ==============

      See accompanying notes to consolidated condensed financial statements

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                     Six Months Ended                          Three Months Ended
                                              -------------------------------- ---     -----------------------------------
                                                Sept. 30,           Sept. 30,            Sept. 30,           Sept. 30,
                                                   1999                1998                 1999                1998
                                              ----------------    ----------------     ----------------     --------------

Net Sales                                   $      -             $      -             $     -              $     -
                                             ----------------    ----------------     ----------------     --------------
Costs and expenses:
   Operating expenses                        2,346,306             2,346,069              941,448              1,227,456
                                             ----------------    ----------------     ----------------     --------------

Loss before other income and minority
interest in net loss
of continuing  subsidiaries                 (2,346,306)           (2,346,069)            (941,448)            (1,227,465)

Other income:
Interest income                                244,977               167,857              127,851                133,452
                                             ----------------    ----------------     ----------------     --------------

Loss before minority interest in
net loss of Minority interest in
net income (loss) of subsidiaries
                                                -                   24,856               -                         (381)
                                             ----------------    ----------------     ----------------     --------------

Net loss                                   $(2,101,329)       $ (2,153,356)           $  (813,597)         $ (1,094,394)
                                            =============       =============          ===============     ==============

Basic and diluted loss per common
equivalent share:
   Loss before minority interest
   in net loss of  subsidiaries            $   (.15)          $    (.17)              $    (.06)           $   (.08)

   Minority interest in net loss
   of subsidiaries                              -                   -                    -                       -
                                             ----------------    ----------------     ----------------     --------------

Basic and diluted net loss                 $   (.15)          $    (.17)              $    (.06)           $   (.08)
                                            =============       =============         ============         ===============

Weighted average number of common
  shares outstanding                        14,079,945           12,978,682             14,188,731          13,556,301
                                            =============       =============         ==============       ===============


      See accompanying notes to consolidated condensed financial statements

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                           Increase (Decrease) in Cash

                                                                                 Six Months Ended

                                                                                Sept. 30,     Sept. 30,
                                                                                  1999          1998
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss .................................................................   $(2,101,329)   $(2,153,356)
Adjustments to reconcile net loss to cash (used) for operating activities:
   Depreciation ..........................................................        91,000        125,000
   Minority interest in net losses of subsidiaries .......................              -       (24,856)
   Amortization of unearned compensation .................................       244,958        258,240

Increase (Decrease) from changes in assets and liabilities:

  (Increase) in inventory ................................................              -       (29,285)
  Decrease in other current assets                                                 2,323             -
  (Increase) in due from affiliate .......................................      (101,419)            -
  Accounts payable and accrued expenses ..................................        19,785        (25,787)
  Decrease in minority interest ..........................................        76,434             -
                                                                             -----------    -----------
          Net cash (used) for operating activities .......................    (1,768,248)    (1,850,044)
                                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Acquisition of equipment, improvements and fixtures ...................       (61,186)      (257,006)
                                                                             -----------    -----------

          Net cash provided by investing activities ......................       (61,186)      (257,006)
                                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Payments on capital lease obligations .................................        (6,309)       (12,618)
   Receipt of stock subscription .........................................     2,300,000             -
   Proceeds from issuance of preferred stock .............................     1,000,000      5,389,312
   Net proceeds from issuance of common shares ...........................     1,093,705         25,359
  (Increase) in investment in affiliate ..................................      (146,125)            -
                                                                             -----------    -----------
Net cash provided by financing activities ................................     4,241,271      5,402,053
                                                                             -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .....................     2,411,837      3,295,003

Cash, beginning of period ................................................     5,788,288      2,285,750
                                                                             -----------    -----------

Cash, end of period ......................................................   $ 8,200,125    $ 5,580,753
                                                                             ===========    ===========

Supplemental disclosure of cash flow information:

   Interest paid                                                                       -             -
   Taxes paid                                                                          -         1,248

      See accompanying notes to consolidated condensed financial statements

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -          BASIS OF PRESENTATION

                  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the interim financial statements include all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the six months ended September 30, 1999. These statements are not necessarily indicative of the results to be expected for the full fiscal year. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report Form 10-KSB for the fiscal year ended March 31, 1999 as filed with the Securities and Exchange Commission.

NOTE 2 - ORGANIZATION:

               Consolidation of Labyrinth Communication Technologies Group, Inc.

                  In January 1998, the Company consummated the consolidation of its subsidiary, Labyrinth with and into the Company. In accordance with exchange offers submitted to the stockholders of Labyrinth representing 49% minority interest in Labyrinth, the Company exchanged 4,498,200 shares of its common stock for 490,000 shares of common stock of Labyrinth. The shares of Common Stock issued in accordance with the exchange, are subject to a vesting schedule.

                  In accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 16 and interoperations thereof, this acquisition of minority interest was accounted for using the purchase method of accounting.

                  Principles of Consolidation

                  The consolidated financial statements for the six months ended September 30, 1999 include the accounts of the Company as well as the Company's wholly owned subsidiary US Wireless International, Inc. (USWI). The consolidated financial statements for the year ended March 31, 1999 include the accounts of the Company and Mantra. All significant intercompany balances and transactions have been eliminated in consolidation.

                  In July 1999, the Company formed U.S. Wireless International, Inc.("USWI"), a foreign corporation to develop and operate its overseas operations. Upon the formation of USWI, the Company transferred its ownership interest in the joint venture company, Wireless Technologies, Inc. ("WTI") formed with Anam Instruments, Inc. to USWI. On July 19, 1999, the joint venture consummated a $5 million investment from HanKang Restructuring Fund, a Korean government-sponsored fund managed by Scudder Kemper Investments. The WTI investment will be used to complete the development and speed the U.S. deployment of RadioCamera(TM), the Company's wireless caller location system.

                     U.S. WIRELESS CORPORATION AND SUBSIDARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -          EQUIPMENT, IMPROVEMENTS AND FIXTURES:


                  Equipment, improvements and fixtures, net at September 30, 1999 and March 31, 1999 consisted of the following:

                                                                                  Sept. 30,              March 31,
                                                                                  1999                   1999
                                                                                  ------------------     ------------------

                  Furniture, fixtures and equipment                               $      895,959         $       817,822

                  Less: accumulated depreciation and amortization                        (527,205)              (436,205)
                                                                                  ------------------     ------------------

                                                                                  $      368,754         $       381,617
                                                                                  ==============         ===============


NOTE 4 -          STOCK OPTIONS:

                  As of  September  30, 1999 the Company has granted  options to purchase shares of Common Stock to officers, directors, employees and consultants. The options granted to officers, directors and employees for the most part vest over three years, expire five years from the date of the grant and have exercise prices ranging from $2 to $5 per share. Options granted to consultants have varied vesting provisions, including deliverables and time. Some do not have any vesting provisions. As of September 30, 1999, there were options to purchase up to an aggregate of approximately 5,000,000 shares of Common Stock granted to executive officers, directors, employees and consultants, subject to various vesting schedules of which the right to purchase 3,900,000 shares were vested and exercisable. Options to purchase 203,000 shares have been exercised as of September 30, 1999.

                  The value of the options granted was established by the difference between the exercise price and the fair market value of the options issued on the dates of grant, were accounted for as unearned compensation and amortized and expensed over the related vesting periods. During each of the three month periods ended September 30, 1999 and 1998, $115,538 and $129,120 of unearned compensation were amortized to expense respectively. For the six months ended September 30, 1999, $244,958 of unearned compensation was amortized to expense. The balance of unearned compensation at September 30, 1999 was reduced to zero as reflected in the accompanying balance sheet.

NOTE 5 -          PRIVATE PLACEMENT

                  In March 1999, the Company commenced an undertaking to raise additional capital in a private placement offering of its securities. In April 1999, the Company received stockholders approval for the offering. As of September 30, 1999 the Company raised proceeds of $6,905,000 through the sale of 60,000 shares of the Company's newly created Series B Preferred Stock and an aggregate of 554,254 shares of Common Stock to certain investors, of which 405,000 shares were sold to the Company's officers, directors and employees.

                     U.S. WIRELESS CORPORATION AND SUBSIDARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 6 -         YEAR 2000 COMPUTER ISSUE:

                  The Company does not believe that the impact of the year 2000 computer issued will have a significant impact on its operations of financial position. Furthermore, the Company does not believe that it will be required to significantly modify its internal computer systems or products currently under development. However, if internal systems do not correctly recognize date information when the year changes to 2000, there could be adverse impact on the Company's operations. Furthermore, there can be no assurance that another entity's failure to ensure year 2000 capability would not have an adverse effect on the Company.

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Statements contained herein which are not historical facts may be considered forward looking information with respect to plans, projections or future performance of the Company as defined under the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those projected.

Three months ended September 30, 1999 compared to the three months ended September 30, 1998:

Consolidated operating expenses were $941,448 for the three months ended September 30, 1999, compared to $1,227,465 for the three months ended September 30, 1998. Decreased operating expenses were primarily attributable to better cost control by the Company and the costs of the development of the CDMA RadioCamera being primarily borne by, WTI, the Company's international joint venture.

Six months ended September 30, 1999 compared to the six months ended September 30, 1998:

Consolidated operating expenses were $2,346,306 during the six months ended September 30, 1999, compared to $2,346,069 for the six months ended September 30, 1998. Operating expenses on a year to date basis were not significantly different from the comparative period.

Capital Resources

At September 30, 1999, the Company reported working capital of $8,134,135. The Company had $8,200,125 in cash and cash equivalents. Such amounts resulted primarily from sales of the Company's securities in its 1999 private placement offering in which the Company raised an aggregate of $6,905,000. During the three months ended September 30, 1999, the Company earned no revenues from operations.

Although the Company incurred a net loss of $2,101,329 during the six months ended September 30, 1999, such amount includes $91,000 of depreciation expense. As result of the above, the Company experienced a net increase in cash of approximately $2,411,837 during the six months ended September 30, 1999.

Based on management's estimates, the Company's capital resources are expected to meet cash requirements through at least March 31, 2000 for the continuation of the Company's research, development and field trial operations. The Company will require additional capital in order to implement its business strategy of rolling out a nationwide network of the RadioCamera system. The Company is assessing and evaluating the timing and resource requirements necessary to implement this plan. Additionally, the Company continues the development of an internet services platform that will interface with the nationwide location "caches" enabling the Company and other vendors to build and offer applications based on location sensitive applications.

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS


The Company is presently engaged in the testing of its AMPS, TDMA CDMA and iDEN RadioCamera systems. Further, the Company is conducting field trials in several major cities for its RadioCamera System and the Company is scheduled to build additional field trial operations during the balance of this year. In addition, the Company is developing an internet services platform that would allow potential customers to visually monitor, locate and track a group of subscribers.

The Company's strategy is to build a nationwide network, which will require additional financing, capital expenditures, management and employees. The Company expects that it will be required to purchase significant equipment and have a significant increase in the number of Company employees during the next twelve months.

If the Company's timetable for the continued develop, marketing, and building of the Company's proposed nationwide location network exceeds current estimates, the Company may require additional capital resources. The primary continuing expenses associated with the testing and development of the RadioCamera and Location Fingerprinting systems are expected to include officer, employee and consultant salaries, the costs associated with manufacturing prototypes and the costs of the Company's field operations.

Year 2000

The Company does not believe that the impact of the year 2000 computer issue will have a significant impact on its operations or financial position. Furthermore, the Company does not believe that it will be required to significantly modify its internal computer systems or products currently under development. However, if internal systems do not correctly recognize date information when the year changes to 2000, there could be an adverse impact on the Company's operations. Furthermore, there can be no assurance that another entity's failure to ensure year 2000 capability would not have an adverse effect on the Company.

PART II. Other Information

ITEM 1.  Legal Proceeding: None

ITEM 2.  Changes in Securities and Use of Proceeds:

1999 Private Placement

In March 1999, the Company commenced an undertaking to raise additional capital in a private placement offering of its securities. In April 1999, the Company received stockholders approval for the offering. As of June 30, 1999 the Company raised proceeds of $6,405,000 through the sale of 60,000 shares of the Company's newly created Series B Preferred Stock and 405,000 shares of Common Stock to the Company's Employees. In July 1999, the Company consummated a placement of an additional $500,000 through the sales of 149,254 shares of Common Stock, increasing the offering proceeds to $6,905,000. The proceeds of the offering are being used for general working capital purposes.

ITEM 3.  Defaults Upon Senior Securities:   None

ITEM 4.  Submission of Matters to a Vote of Security Holders: None

ITEM 5.  Other Information:           None

ITEM 6.  Exhibits and Reports on Form 8-K:

                           Exhibit 27.01 - Financial Data Schedule

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       U.S. Wireless Corporation
                                                                    (Registrant)

November 10, 1999                                 By: \s\ Dr. Oliver Hilsenrath
Date                                                      Dr. Oliver Hilsenrath
                                                         Chief Executive Office